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                                                                Exhibit 10.60


                  NONQUALIFIED DEFERRED COMPENSATION AGREEMENT



         THIS AGREEMENT, made and entered into as of this 3rd day of January, 1997, by and between RailAmerica, Inc., a corporation headquartered in Boca Raton, Florida (the "Employer"), and Gary O. Marino, a resident of the State of Florida (the "Employee").

         WHEREAS, the Employee has been employed by the Employer as its Chairman;

         WHEREAS, the Employer recognizes the value of the services performed by the Employee and wishes to encourage his continued employment;

         WHEREAS, the Employee wishes to be afforded the opportunity to defer payment of compensation until a future date and the Employer desires to facilitate that goal and to also contribute an additional amount toward the Employee's retirement pay;

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Employee may defer compensation and the Employer may contribute toward the Employee's retirement pay; and

         WHEREAS, the parties hereto intend that this Agreement be considered an unfunded arrangement, maintained primarily to provide deferred compensation and retirement benefits for the Employee, a member of a select group of management or highly compensated employees of the Employer, for purposes of the Employee Retirement Income Security Act of 1974, as amended;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. DEFERRAL OF COMPENSATION OR BONUS. Commencing with the date of this Agreement, and continuing through the date on which the Employee's employment terminates because of his death or any other cause, the Employee and the Employer agree that the Employee shall be entitled to elect to defer any percentage of the compensation that the Employee would otherwise be entitled to receive from the Employer in each Fiscal Year of the Employer. In addition, the Employee shall be entitled to elect to defer all or any portion of any bonus that the Employer may award during or for any Fiscal Year.

         2. ELECTION TO DEFER COMPENSATION. The Employee may elect to defer compensation or bonus hereunder by filing a written notice to that effect with the Employer, referred to as an Election of Deferral. Any such Election of Deferral shall be made before the Employee has earned the right to the compensation or bonus deferred and shall continue until changed in writing by the Employee. Any change in the Employee's Election of Deferral shall be effective with the first payment of compensation or bonus that the Employee earns and that otherwise would be paid following delivery of notice of a change in the Employee's Election of Deferral. Any amount of compensation or bonus deferred shall be referred to as the "Deferral Amount."

         3. TRANSFER OF DEFERRAL AMOUNT TO TRUSTEE. The Employer shall transfer to the then acting trustee (the "Trustee") of the RailAmerica, Inc. Nonqualified Deferred Compensation Trust (the "Trust") the Employee's Deferral Amount, as soon as practical following the date that the Deferral Amount otherwise would have been paid to the Employee but for the Employee's Election of Deferral. The Deferral Amount shall thereafter be invested and reinvested by such trustee and paid from the Trust to the Employee, or his designated

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beneficiary, in accordance with this Agreement and the Trust.  The Trust and any assets held by the Trust to assist it in meeting its obligations hereunder will conform to the substantive terms of the trust described in Internal Revenue Service Revenue Procedure 92-64.

         4. EMPLOYER'S ADDITIONS TO DEFERRAL AMOUNT. In addition to the Employee's Deferral Amount, the Employer also shall transfer to the Trust for the Employee's benefit each calendar year at least $20,000, with the first payment to be made as soon as practical following execution of this Agreement and subsequent payments to be made during the first quarter of each subsequent calendar year. This amount shall be referred to as the "Employer's Additions," shall be invested and reinvested by such trustee and paid from the Trust to the Employee, or his designated beneficiary, in accordance with this Agreement and the Trust.

         5.      EMPLOYEE'S DEFERRAL ACCOUNT.

                 a. DEFERRAL ACCOUNT ESTABLISHED UNDER TRUST. The Employee's Deferral Amount, the Employer's Additions and the proceeds of the investment and reinvestment of both, shall be credited to an account maintained by the Trustee, called the Employee's Deferral Account, and shall be accounted for separately so long as any amount remains to be paid to the Employee or his beneficiary hereunder. The Employer shall cause the Trustee to provide to the Employee periodically, and no less often than once every 12 months, a statement of the Employee's Deferral Account that shows the current investment status of the Employee's Deferral Account.

                 b. TRUST'S INVESTMENT OF DEFERRAL ACCOUNT IN INSURANCE POLICY. As described in the agreement establishing the Trust, the Trustee may also invest the assets of the Employee's Deferral Account in one or more life insurance policies issued on the life of the Employee. If the Trustee elects to invest all or any portion of the Deferral Account in any life insurance policy issued on the life of the Employee, then the Employee agrees to assist the Trustee in making application for any such policy by submitting to any required physical examination and supplying any information necessary for completion of such application. To the extent that the Trustee invests the Deferral Account in any life insurance policy, the value of the Deferral Account attributable to such investment shall be as provided under such life insurance policy to the owner thereof. If the Trust elects to invest all or any portion of the Deferral Account in any life insurance policy paying a death benefit to the Employer upon the Employee's death, then the amount of any such proceeds shall be deemed to have been paid to the Deferral Account and shall increase the death benefit payable under Section 7 hereof to the Employee's designated beneficiary.

         6. TERMINATION BENEFIT. From and after the termination of the Employee from the service of the Employer, the Trustee thereafter shall distribute to the Employee's Deferral Account held under the Trust to the Employee in 120 substantially equal monthly payments. The Employee at his sole option may make an election before the date benefit payments begin from his Deferral Account to receive his Deferral Account in equal monthly installment payments over a shorter period or commencing at a later date than otherwise would apply, or in a single payment. The election referred to in the preceding sentence must be made at least 15 days before the date benefit payments are scheduled to begin and shall be irrevocable. The first designated monthly payment hereunder or the single payment, as the case may be, shall be due and payable on the first business day of the second month following the Employee's termination of employment. Subsequent monthly payments, if any, shall be made on the first business day of each month thereafter for the applicable payment period. In addition to the





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election referred to above, the Employee at his sole option at least 15 days before each annual anniversary date of the commencement of monthly payments hereunder also may make an election to receive the balance of his Deferral Account in equal monthly installment payments over a shorter period than otherwise would apply, or in a single payment. Notwithstanding the foregoing, the Employer may at any time direct the Trustee to accelerate payments to the Employee hereunder.

         7.      DEATH BENEFIT.

                 a. BEFORE PAYMENT OF TERMINATION BENEFIT BEGINS. In event of the Employee's death before commencement of termination benefits hereunder, the Employee's Deferral Account held under the Trust shall be paid in 120 substantially equal monthly payment to the Employee's designated beneficiary, in accordance with the last such designation received by the Employer from the Employee before his death. Alternatively, the designated beneficiary at his or her sole option may make an election before the date benefit payments begin to receive monthly installment payments over a shorter period or commencing at a later date than otherwise would apply, or in a single payment. The election referred to in the preceding sentence must be made at least 15 days before the date benefits payments are scheduled to begin and shall be irrevocable. In any event, the first designated monthly payment or the single payment, as the case may be, shall be due and payable on the first business day of the second month following the Employee's death. Subsequent monthly payments, if any, shall be made on the first business day of each month thereafter for the applicable payment period. Notwithstanding the foregoing, the Employer may at any time direct the Trustee to accelerate payments to the Employee's designated beneficiary hereunder.

                 b. AFTER PAYMENT OF TERMINATION BENEFIT BEGINS. In the event of the Employee's death after commencement of termination benefits hereunder but before completion of all such payments due and owning hereunder, the Trustee shall continue to make such payments, in equal monthly installments, over the remainder of the period during which the Employee would have received such payments, and at the time and in the same manner, had the Employee survived, Such continuing payments shall be made to the Employee's designated beneficiary, in accordance with the last such designation received by the Employer from the Employee before his death. Notwithstanding the foregoing, the Employer may at any time direct the Trustee to accelerate payments to the Employee's designated beneficiary hereunder.

                 c. DESIGNATED BENEFICIARY. The Employee's designated beneficiary shall be the person(s) named in accordance with the last such designation received by the Employer from the Employee before his death. If no such designation has been received by the Employer from the Employee before his death, said payments shall be made to the Employee's surviving spouse, so long as she shall live and thereafter to such person or persons, including her estate, as the Employee's surviving spouse may appoint under her Will, making specific reference hereto. If the Employee is not survived by a spouse or if she shall fail to so appoint, then said payments shall be made to the then living children of the Employee, if any, in equal shares, or to the survivor of such children.

         8. HARDSHIP BENEFIT. In the event the Employee suffers a financial hardship (as hereinafter defined), the Trustee may, if it deems it to be in the Employee's best interests, distribute to or on behalf of the Employee as a hardship benefit (the "Hardship Benefit") any portion of the Employee's Deferral Account attributable to the Employee's Deferral Amount, including earnings thereon. Financial hardship shall mean an immediate and heavy financial need of the Employee caused by temporary or permanent disability or incapacity of the





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Employee or a dependent of the Employee, medical or educational expenses of any dependent of the Employee, the purchase or maintenance of a residence of the Employee or a dependent of the Employee, death of the Employee's spouse or a material reduction in the Employee's family income (the Employee's and spouse's income).

         9. BENEFIT UPON CHANGE IN CONTROL OF EMPLOYER. In the event of a Change of Control of the Employer, as defined herein, the Trustee immediately shall distribute the Employee's Deferral Account held under the Trust to the Employee in a lump sum. For purposes of this Agreement, Change of Control shall mean (a) the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities, (c) a liquidation or dissolution of the Employer or (d) the sale of all or substantially all of the Employer's assets.

         10. ADDITIONAL PERMITTED DISTRIBUTION. In the event that the Employer and the Employee enter into a salary continuation agreement, or the Employer institutes a salary continuation plan covering the Employee, the Employee shall be permitted to request distribution of all or a portion of the Employee's aggregate Deferral Amount through the date of such agreement or plan, and the Trustee shall make prompt distribution to the Employee pursuant to such request. The Employee shall have a limited period of 30 days from the date of such agreement or plan within which to request such a distribution from the Trust.

         11. NON-COMPETITION DURING EMPLOYMENT. In consideration of the foregoing agreements of the Employer, the Employee hereby agrees that, so long as he remains employed by the Employer, he will devote substantially all of his time, skill, diligence and attention to the business of the Employer, and will not actively engage, either directly or indirectly, in any business or other activity which is or may be deemed to be in any way competitive with or adverse to the best interests of the business of the Employer.

         12.     DETERMINATION OF BENEFITS, CLAIMS
                 PROCEDURE AND ADMINISTRATION.

                 a. REQUEST FOR BENEFIT. A person who believes that he is being denied a benefit to which he is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Employer, setting forth his claim. The request must be addressed to the Chairman of the Board of Directors of the Employer at its then principal place of business.

                 b. CLAIM PROCEDURE. Upon receipt of a claim, the Employer shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Employer may, however, extend the reply period for an additional ninety
(90) days for reasonable cause. If the claim is denied in whole or in part, the Employer shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific





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reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection c and for review under subsection d hereof.

                 c. REQUEST FOR REVIEW. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Employer review the determination of the corporation. Such request must be addressed to the Secretary of the Employer, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Employer. If the Claimant does not request a review of the corporation's determination by the Secretary of the Employer within such sixty
(60) day period, he shall be barred and estopped from challenging the Employer's determination.

                 d. DECISION ON REVIEW. Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Employer's determination. After consideration of all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

         13. BINDING ARBITRATION. If any dispute arises with respect to this Agreement, each party shall use its best efforts to resolve the dispute using the claims procedure provided above. If, after 30 days the dispute has not been resolved, either party may elect to submit the dispute to mediation by an independent certified circuit civil mediator selected jointly by the parties by giving notice to the other party of its election to mediate (the "Mediation Notice"). If a party elects to mediate a dispute, the other party must mediate the dispute, although the result of the mediation will not be binding on either party. The mediator shall convene a meeting of the parties to the dispute within 60 days after his or her appointment.

                 Either party may elect to submit the dispute to binding arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code and the Florida Evidence Code after the conclusion of the mediation of the dispute by giving the other party a notice of arbitration in accordance with section 12 (the "Arbitration Notice"). If the parties do not resolve the dispute through mediation, arbitration will be the sole and exclusive method of resolving the dispute. All parties must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the dispute, except to obtain an equitable remedy.

                 The parties shall select a mutually acceptable Florida corporate lawyer who is rated "AV" by the Martindale-Hubbell law directory to arbitrate the dispute. If within ten (10) days after the effective date of the Arbitration Notice the parties are unable to select such an arbitrator, an arbitration panel will be selected. The arbitration panel will consist of three arbitrators selected by agreement of the parties. At least one of the arbitrators must be a Florida corporate lawyer who is rated "AV" by the Martindale-Hubbell law directory. Each party shall select an arbitrator within twenty (20) days after the effective date of the Arbitration Notice. A party who fails to select an arbitrator within the prescribed 20-day period waives the right to





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select an arbitrator, and the arbitrators chosen by the other party will constitute the "arbitration panel" for purposes of this Agreement. If each party selects an arbitrator, the two arbitrators so selected shall select the third arbitrator.

                 Every mediator or arbitrator must be independent (not a lawyer or relative of a party to this Agreement or an officer, director, employee, or shareholder of the Employer) without any economic or financial interest of any kind in the outcome of the mediation or arbitration. Each arbitrator's conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes
(1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

                 Within 60 days after the effective date of their election or appointment, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Broward County or Palm Beach County, Florida, as the arbitration panel designates upon 45 days' advance notice to the parties. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to all the parties and, upon the pleading of any party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of any damages. The arbitration panel shall hear and decide the dispute based on the evidenced produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time and place of the hearing.

         14. NON-ASSIGNABILITY OF BENEFITS. Neither the Employee, his designated beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non- transferable. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Employer shall thereupon have no further liability hereunder.
No amount payable hereunder shall, before actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Employee, his designated beneficiary or any other beneficiary hereunder.

         15. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors and may not be otherwise terminated except as provided herein.

         16. INUREMENT. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, and the Employee, his successors, heirs, executors, administrators and beneficiaries.

         17. INTENDED TAX CONSEQUENCES. The parties acknowledge that it is their intent that the Employee's Deferral Amount, the Employer's Additions and any earnings thereon while held by the Trust will not be subject to income taxes to the Employee until the Employee (or his Designated Beneficiary) receives any amount hereunder and will not be deductible by the Employer until payment hereunder. The Employee's Deferral Amount and the Employer's Additions may be subject to employment taxes, with respect to which the Employer shall report and withhold appropriately.

         18. NOTICES. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party





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giving or making the same.  If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of notice, consent or demand.

         19. GOVERNING LAW; VENUE. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida. This Agreement shall be subject to the exclusive jurisdiction of the courts of Broward County or Palm Beach County, Florida.
The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Broward County or Palm Beach County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Broward County or Palm Beach County, Florida has been brought in an inconvenient forum.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.



                                        RAILAMERICA, INC.


ATTEST:/s/ Larry W. Bush                By:/s/ Donald Redfearn
       -----------------                   ------------------------
       Ass't. Secretary                    EXECUTIVE VICE PRESIDENT




                                        /s/ Gary O. Marino
                                        ---------------------------
                                        GARY O. MARINO





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